Exhibit 10.6

As of October 9, 2015

Cablevisión S.A.
Televisión Dirigida S.A.
Grupo Clarín S.A.
NII Holdings, Inc.

Re.: Amendment No. 1 to Binding Offer # 2015/075/NXT

Dear Sirs:

Reference is made to (i) your Binding Offer dated September 10, 2015, accepted by us on September 11, 2015 (the “Binding Terms”), and (ii) the assignment letter sent by Grupo Clarín S.A. to NII Mercosur Telecom, S.L.U. on September 11, 2015. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Binding Terms.

In furtherance of the exchanges maintained to date relating to the implementation of certain transactions contemplated in the Binding Terms, and in accordance with Section 14 of the Binding Terms, effective as of the date of your acceptance of this offer to supplement and amend the Binding Terms (this “Amendment Offer Letter”) as set forth in Section 2 below, the Binding Terms (including for the purpose of Section 3.7 of Annex D thereof) shall be supplemented and amended as set forth in Section 1 below.

1.Supplement and Amendment of the Binding Terms.
(a)Section 1(d)(i)(3) of Annex A-1 of the Binding Terms - Governance Rights: Section 1(d)(i)(3) of Annex A-1 of the Binding Terms is hereby amended and restated in its entirety as follows:
“(3) (a) as promptly as practicable, hold a meeting of members or Equity Interest holders of Target to acknowledge, accept and record the transfer of the 49% Equity Interest and the 51% Equity Interest Pledge, and (b) as promptly as practicable following the completion of the actions described in the preceding clause (a), provide the Buyer with the governance rights set forth in Exhibit A hereto (and record such measures at one or more consecutive meetings of members or Equity Interest holders of Target); provided, that, for the avoidance of doubt, in the event that two or more Persons constitute “the Buyer”, the rights granted to Buyer under Exhibit A hereto shall be granted as if the Buyer were a single Person, and”
(b)Section 4(d) of Annex A-1 of the Binding Terms regarding the delivery of the certificate from an internationally recognized certified public accountant: Section 4(d) of Annex A-1 of the Binding Terms is hereby amended and restated in its entirety as follows:
“On or prior to October 9, 2015, the Sellers shall deliver to Buyer certificates issued by Deloitte S.C. (or one of its Affiliates), in a form reasonably acceptable to the Buyer, certifying the information set forth in Exhibit C hereto. Without prejudice to Buyer’s rights under Article III of Annex D to the Binding Terms, Buyer shall be entitled to deduct US$147,439 (the “Tax Amount”) calculated in accordance with Exhibit C hereto, from the amounts payable pursuant to Section 5(e) of Annex A-1 of the Binding Terms (Purchase Price Adjustment) on account of the amount that the Sellers have determined subsequent to the Effective Date must be paid by or on behalf of Sellers to the Argentine tax authority as a result of the 49% Sale on account of Capital Gains Tax.”

(c)Exhibit C to Annex A-1 of the Binding Terms - Calculations for Tax Amount: A new Exhibit C in the form of Annex 1 hereto is hereby appended to Annex A-1 of the Binding Terms.
(d)New Sections 4(f), 4(g) and 4(h) of Annex A-1 of the Binding Terms - Conduct of Business: Section 4 of Annex A-1 of the Binding Terms is hereby amended and restated to add the following language after Section 4(e) as follows:
“(f) Target will be liable for the aggregate amount payable under the severance agreements (Convenio de Extinción de la Relación Laboral) between Target and Rubén Carlos Butvilofsky dated September 3, 2015 and Target and Clelio Marcelo Remondino dated August 25, 2015.

(g) Prior to the Definitive Closing Date, Target shall have made all payments due under the employee retention plans (each, a “Retention Payment Amount”) sponsored and maintained in favor of all employees entitled to such payments and listed in Schedule 1.19 of Annex D of the Binding Offer (the “Employee Retention Plans”) in accordance with its terms and Target shall have terminated such Employee Retention Plans with no further liabilities for Target or Buyer remaining thereunder; provided, that five Business Days after payment of any Retention Payment Amount by Target, the Sellers shall pay Buyer an amount equal to such Retention Payment Amount paid by Target in US Dollars by wire transfer to an account outside Argentina to be instructed by the Buyer.

(h) Without prejudice of any provision to the contrary in these Binding Terms (including, without limitation, Article III of Annex D of the Binding Terms): (i) the covenant set forth in Section 4(g) of Annex A-1 of the Binding Terms will survive the Initial Closing Date until Buyer has received full and unconditional payment of all amounts to which it is entitled under such Section (without set off, restriction, condition or deduction for or on account of any counterclaim, or withholding on account of any taxes, fees or other charges), (ii) all amounts due and unpaid by the Sellers to Buyer under Section 4(g) of Annex A-1 of the Binding Terms in accordance with its terms will constitute indemnifiable Losses of the Buyer entitled to the benefit of the Indemnification Escrow Agreement, (iii) indemnification of any amounts due and unpaid by the Sellers to Buyer under Section 4(g) of Annex A-1 of the Binding Offer in accordance with its terms will not be subject to any limitation or cap of any kind (including, without limitation, those set forth in Section 3.5 of Annex D of the Binding Offer), and (iv) each of the Sellers and the Guarantor (as provided in Section 3.7 of Annex D of the Binding Offer) are jointly and severally liable to Buyer for any amounts due to Buyer under Section 4(g) of Annex A-1 of the Binding Offer.”

(e)Exhibit A of Annex A-1 of the Binding Terms - Governance Rights - Executive Committee: Exhibit A of Annex A-1 of the Binding Terms is hereby amended to add the following language to the end of the paragraph included under subheading “Executive Committee”:
“For the avoidance of doubt, Target’s by-laws will not be amended to effect the establishment and organization of the Executive Committee.”

(f)Exhibit A of Annex A-1 of the Binding Terms - Governance Rights - Audit Committee: Subheading “Audit Committee” of the Exhibit A of Annex A-1 of the Binding Terms is hereby amended and restated in its entirety as follows:
“Audit Committee. Sellers shall cause the Target to organize an audit committee with the same duties and faculties provided by the rules of the Argentine Comisión Nacional de Valores (the “CNV”). The Audit Committee shall be comprised of three members of the Board, two of its members shall be directors appointed by the Sellers and the other member shall be a director appointed by the Buyer. For the avoidance of doubt, none of the members of the Board designated by any party to be members of the Audit Committee is required to qualify as independent pursuant to the rules of the CNV.”

(g)Section 3.9 of Annex D of the Binding Terms - Seller’s Representations and Warranties & Indemnification: Section 3.9 of Annex D of the Binding Terms is hereby amended and restated in its entirety as follows:
“Indemnification Escrow Agreement. Promptly (but in no event after 5:00 p.m. New York city time on October 7 2015), the Buyer shall transfer the Indemnification Escrow Amount to the Indemnification Escrow Account to be held and distributed in accordance with the terms of the Indemnification Escrow Agreement.”

2.Acceptance of this Amendment Offer Letter. This Amendment Offer Letter will be deemed irrevocably accepted on the date on which you and Guarantor provide the Sellers a notice of acceptance.
3.Effect of this Amendment Offer Letter. Except as herein otherwise specifically provided, all provisions of the Binding Terms shall remain in full force and effect and be unaffected hereby.
4.Headings. Headings in this Amendment Offer Letter are for reference purposes only and shall not be deemed to have any substantive effect.

Very truly yours,
[Signature Page Follows]

As Seller
NII MERCOSUR TELECOM, S.L.U.

By:	/S/ SHANA C. SMITH
Name: Shana C. Smith
Title: Vicepresidenta, Visecretaria del Consejo de Administración y Consejera Delegada
As Seller
NII MERCOSUR móviles, S.L.U.

By:	/S/ SHANA C. SMITH
Name: Shana C. Smith
Title: Vicepresidenta, Visecretaria del Consejo de Administración y Consejera Delegada

Annex 1

EXHIBIT C

Calculation for Tax Amount

October 12, 2015

Messrs.
NII MERCOSUR TELECOM S.L.U
NII MERCOSUR MÓVILES S.L.U.

With copy to:
CRUPO CLARÍN S.A.
CABLEVISIÓN S.A.
TELEVISIÓN DIRIGIDA S.A.

Re.: Amendment No. 1 to Binding Offer # 2015/075/NXT

Dear Sirs:

We hereby accept your offer of reference, dated October 9, 2015.

Sincerely,

[Signature Page Follows]

NII HOLDINGS, INC., as Guarantor

By:     /S/ SHANA C. SMITH
Name:     Shana C. Smith
Title:     General Counsel

October 13, 2015

Messrs.
NII MERCOSUR TELECOM S.L.U
NII MERCOSUR MÓVILES S.L.U.

With copy to:
NII HOLDINGS, INC.

Re.: Amendment No. 1 to Binding Offer # 2015/075/NXT

Dear Sirs:

We hereby accept your offer of reference, dated October 9, 2015.

Sincerely,

[Signature Page Follows]

CRUPO CLARÍN S.A.

By:     /S/ SEBASTIAN BARDENGO
Name:     Sebastian Bardengo
Title:     Attorney in Fact

CABLEVISIÓN S.A.

By:     /S/ SEBASTIAN BARDENGO
Name:     Sebastian Bardengo
Title:     Attorney in Fact

TELEVISIÓN DIRIGIDA S.A.

By:     /S/ SEBASTIAN BARDENGO
Name:     Sebastian Bardengo
Title:     Attorney in Fact